Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

NEWS

VISTA GOLD CORP. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON SHARES

Denver, Colorado October 30, 2006 – Vista Gold Corp. (TSX & AMEX: VGZ) (the “Company”) announced today that it has priced a public offering (the “Offering”) of a minimum of US$25 million and a maximum of US$32 million of its common shares at a price to the public of US$8.50 per share.  The closing of the Offering is expected to take place on November 7, 2006, subject to the satisfaction of customary closing conditions.  All of the shares are being offered on a best efforts agency basis pursuant to an effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission.  The Company has also previously filed a base shelf prospectus with the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario, Canada in connection with the Offering.

The Company expects to use the proceeds of the Offering to finance the previously-announced transaction involving the transfer of the Company’s Nevada based properties into a new publicly-listed company and the acquisition by that new company of the Nevada based mining assets of Carl and Janet Pescio, and for general working capital and general corporate purposes.

Sprott Securities (U.S.A.) Limited is acting as lead agent in respect of the Offering.

Copies of the final prospectus supplements, once filed, and the base shelf prospectuses may be obtained from Sprott Securities Inc. (attn: Susan Samila-Moroz), Suite 2800, South Tower, Royal Bank Plaza, Toronto, Ontario, M5J 2J2, Tel# (416) 943-6405 and Fax # (416) 943-6496.  When a final prospectus supplement relating to the Offering has been filed with the SEC, it will be available along with the base prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at http://www.sec.gov.  Copies of any prospectus supplements filed with the securities regulatory authorities in Canada will be available, along with the Canadian base shelf prospectus, on the internet at http://www.sedar.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy common shares nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Company’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Mt. Todd project in Australia, the Amayapampa project in Bolivia and the Awak Mas project in Indonesia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including those relating to the proposed equity financing by Vista, are forward-looking statements.  The timing, occurrence and results of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, capital market conditions, risks relating to fluctuations in the price of gold and uncertainties concerning reserve and resource estimates, as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.